Ex-99.1

July 17, 2003

FOR IMMEDIATE RELEASE

Pliant Corporation Conference Call date

Second Quarter 2003 Financial Results

SCHAUMBURG, IL— Pliant Corporation announced today that Brian Johnson, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the Company’s Second Quarter 2003 operating results and to answer questions about the business. The call will take place at 1:00 p.m. Eastern Daylight Saving Time on Wednesday, August 13, 2003.

Participants in the United States can access the conference call by calling 888-390-8568, using the access code Pliant, or internationally by calling 630-395-0017 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call’s completion, the replay will be available through 5:00 p.m. Eastern Daylight Saving Time on Monday, August 18, 2003. Telephone numbers to access the replay are as follows: United States 800-294-9511, International 402-220-3773. No access code required for the replay.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 26 manufacturing and research and development facilities around the world, and employs approximately 3,250 people.

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CONTACTS:

John C. McCurdy	Brian E. Johnson
Director of Corporate Communications	EVP and Chief Financial Officer
John.mccurdy@pliantcorp.com	brian.johnson@pliantcorp.com
Phone: 330.896.6732	Phone: 847.969.3319
Company Web Site: www.pliantcorp.com